CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made as of the 30th day of March, 2011 (the "Effective Date"), and is by and between Anavex Life Sciences Corp., a Nevada State Corporation (hereinafter "Company"), and Shackleton Consulting Corp., a Province of British Columbia Corporation (hereinafter "Consultant").

WITNESSETH:

WHEREAS the Company wishes to engage the services of the Consultant as an Advisor to the Company in identifying Business opportunities and Strategic Development.

AND WHEREAS Consultant wishes to perform such services among others for and on behalf of the Company and the Company desires to obtain and apply the expertise of the Consultant to the Business of the Company.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt of which is hereby acknowledged by each of the parties hereto) the parties make the arrangements and acknowledgements hereinafter set forth:

1. **Description of Services** – The Company hereby retains the services of the Consultant and the Consultant hereby agrees to provide the consulting services to the Company described herein (the "Services"): (a) specialized knowledge and expertise in various medical and clinical matters relevant to the Company's plans for its Business: (b) strategic consultation to benefit the Company and its determination and implementation of the Company's plans for its Business and: (c) with prior mutual consent, periodically represent the Company in its Business affairs.

2. **Term** - This Agreement is effective as of the Effective Date and shall remain in force for a period of 1 (one) year unless otherwise extended in writing by both the Company and the Consultant.

3. **Termination**

3.1 Either party may at any time terminate this Agreement by providing the other party with at least thirty (30) days written notice.

3.2 In the case of termination by the Company before Term without Just Cause, the Company shall compensate the Consultant for the maximum remaining non-invoiced hours at the rate specified in Section 4(a) below as well as remitting any non-reimbursed expense claims as per Section 5 below.

3.3 Upon termination of this Agreement, Consultant shall return to the Company all material that is the property of the Company.

3.4 The share purchase options Agreement as attached (Schedule 1 "Stock Option Agreement"), shall survive termination of this Agreement, provided that such termination is not for Just Cause, and remain in full effect until the Expiration Date for All Options as specified in Schedule 1 and as per Section 5.7(a)(iii) of the Company's Amended and Restated 2007 Stock Option Plan. In the event of the death or disability of the Consultant signatory to this Agreement prior to the Expiration Date for All Options a per Schedule 1, any Stock Options granted to the Optionee which have not vested shall vest immediately and be immediately exercisable. In the case of termination for Just Cause, all non-vested options shall become immediately void and of no further effect.

4. **Compensation** - In full consideration of the Consultant's Services hereunder, the Company shall compensate the Consultant and the Optionee as per Schedule 1 as follows:

a. Pay to the Consultant US$500.00 per hour up to a maximum of five (5) hours per month. Consultant to invoice the Company monthly. Any time exceeding 5 hours per month will be agreed upon by the Consultant and the Company in advance of the work being performed.

b. Subject to mutual agreement and understanding, pay to the Consultant invoiced fees for services rendered to the benefit of the Company that are deemed by both parties to be beyond the scope of those services meant to be encompassed by 4(a) above.

c. In the case of travel or work to be performed that is at least six (6) hours per day to benefit the Company's plan for its Business, a fixed fee will be negotiated and agreed to in advance by both parties on a case-by-case basis.

d. One hundred thousand (100,000) Share purchase options to the Optionee subject to Schedule 1 as attached.

5. **Expenses** The Company agrees to reimburse the Consultant for any and all reasonable and reasonably documented expenditures that are incurred in the course of performing the services described herein on behalf of the Company provided that any and all such expenses in excess of $1,000 shall be ***pre-approved*** by the Company.

6. **Method of Payment and Reimbursement** Payments shall be made by wire transfer or as the Consultant may direct within 30 days of receipt by the Company of the Consultant's invoice.

7. **Confidential Information** the Consultant acknowledges that by virtue of provisions of this Agreement, the Consultant may be privy to the Company's confidential information and trade secrets, as they may exist from time to time, and that such confidential information and trade secrets may constitute valuable, special, and unique

assets of the Company (hereinafter collectively "Confidential Information"). Accordingly, the Consultant shall execute and deliver to the Company a copy of the Company's standard mutual nondisclosure agreement. The Company shall hold the Consultant harmless from any and all liability, expenses or claims arising from the disclosure or use of Confidential Information provided by the Company to the Consultant for disclosure to Third Parties.

8. **Not a Broker/Dealer** In relation to Section 1(c) above, It is understood that the Consultant, is not a licensed securities broker or dealer, and shall have no authority to enter into any commitments on the Company's behalf, or to negotiate the terms of a Transaction, or to hold any funds or securities in connection with a Transaction or to perform any act which would require the Consultant to become licensed as a securities broker or dealer.

9. **Insider Trading** The Consultant acknowledges that they have received the Insider Trading Policy of the Company and agrees to abide by said Policy.

10. **Disputes. Governing Law** This Agreement shall be interpreted pursuant to and governed by the laws of the Province of British Columbia, excluding choice of law principles, and each party irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

11. **Notices** Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by a recognized over-night delivery service such as FedEx.

in the case of the Company:

Anavex Life Sciences Corp.
Suite 315A, 50 Harrison Street
Hoboken, NJ 07830
Attention: Cameron Durrant

with a copy to:

Harvey Lalach
President
4837 Canyon Ridge Crescent
Kelowna, BC V1W 4A1

In the case of the Consultant:

Shackleton Consulting Corp.
3290 Maple Street
Vancouver, BC, Canada
V6J 3V2
Attention: Christopher R. Shackleton

W

11. **Entire Understanding** Except for any non-disclosure or confidentiality agreement entered into by and between the parties hereto, this Understanding sets forth the entire understanding of the Company and the Consultant relating to the subject matter hereof, and supersedes and cancels any prior communications, understanding, and agreements between the Company and the Consultant relating to the subject matter hereof. This Understanding cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by the parties against which enforcement is sought.

12. Miscellaneous

a. Authority. The persons executing this Agreement on behalf of the Company and the Consultant warrant that they have full authority to do so. Neither the Company nor the Consultant shall claim lack of corporate authority as any defense in any proceeding in connection with this Agreement.

b. Severability; Successors and Assigns. If any portion of this Agreement shall be determined to be invalid, the remainder of the Agreement shall remain in full force and effect. This Agreement shall be binding upon and enure to the benefit of the parties heirs, successors and permitted assigns.

c. Time. Time is of the essence.

IN WITNESS WHEREOF, each of the parties hereto has executed as of the date first herein above written.

COMPANY:

Anavex Life Sciences Corp.

By: ____________________
Harvey Lalach
President

CONSULTANT:

By: ____________________
Christopher R. Shackleton
President

SCHEDULE 1

STOCK OPTION AGREEMENT

This Stock Option Agreement is made as of March 30, 2011 by and between Anavex Life Sciences Corp. (the "Corporation"), and Vermilion Holdings and Investments Ltd., (the "Optionee") a British Columbia Corporation established for the exclusive benefit of the Consultant signatory and his immediate family as per Section 5.11(a)(i) of the Corporation's Amended and Restated 2007 Stock Option Plan.

RECITALS

A. The Corporation and the Consultant have entered into a Consulting Agreement dated as of March 30, 2011 (the "Consulting Agreement") that provides for the grant of stock options to the Optionee to purchase shares of the Corporation's common stock (the "Shares"). The stock options granted herein are being granted pursuant to the Consulting Agreement.

NOW THEREFORE, specifically incorporating these recitals herein, it is agreed as follows:

AGREEMENT

GRANT OF OPTIONS

NUMBER OF SHARES. Subject to the terms and conditions of this Agreement and the Consulting Agreement, the Corporation grants to the Optionee, Options to purchase from the Corporation one hundred thousand (100,000) shares (the "Option Shares").

EXERCISE PRICE. Each Option Share is exercisable at a price of US $3.67 per share (the "Option Price").

TERM. The Expiration Date for all Options shall be March 30, 2016.

VESTING. The Options granted herein vest in accordance with the terms set out below:

Twenty-five thousand (25,000) of the Option Shares shall vest on the Effective Date of the Consulting Agreement herein (March 30th, 2011).

Twenty- five thousand (25,000) of the Option Shares shall vest on the last day of each of the following quarters beginning June 30, 2011 for three (3) consecutive quarters and an aggregate of seventy five thousand (75,000) Option Shares.

CONDITIONS OF OPTION. The Options may be exercised immediately upon vesting, subject to the terms and conditions as set forth in this Agreement and the Consulting Agreement.

EXERCISE OF OPTION

DATE EXERCISABLE. The Options shall become exercisable by Optionee in accordance with the vesting terms as above.

MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. The Options may be exercised by the Optionee, in whole or in part, by giving written notice to the Secretary of the Corporation, setting forth the number of Shares with respect to which Options are being exercised. The purchase price of the Option Shares upon exercise of the Options by the Optionee shall be paid in full in cash.

STOCK CERTIFICATES. Promptly after any exercise in whole or in part of the Options by Optionee, the Corporation shall deliver to Optionee a certificate or certificates for the number of Shares with respect to which the Options were so exercised, registered in Optionee name.

TRANSFERABILITY. Unless otherwise agreed to by both parties, the provisions of Section 5.11 of the Corporation's Amended and Restated 2007 Stock Option Plan will apply.

NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE. Optionee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Options under this Agreement to which the Options shall not have been exercised.

ADJUSTMENTS. The existence of the Options shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Option Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Unless otherwise agreed to by both parties, the provisions of Section 5.13 of the Corporation's Amended and Restated 2007 Stock Option Plan will apply.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Anavex Life Sciences Corp.

Name: Harvey Lalach
Title: President

The undersigned Optionee hereby acknowledges receipt of this Stock Option Agreement, accepts the Options granted there under, and agrees to the terms and conditions thereof and the related Consultant Agreement.

OPTIONEE

By: ______________________
Christopher R. Shackleton

President